                                                                    EXHIBIT 10.1







                              TRANSACTION AGREEMENT

                                     between

                              SCHLUMBERGER LIMITED

                                       and

                            CAMCO INTERNATIONAL INC.


                            Dated as of June 18, 1998

                                TABLE OF CONTENTS


                                                                                                               Page
ARTICLE I             DEFINITIONS.................................................................................1

ARTICLE II            DELIVERY, REGISTRATION AND LISTING OF SCHLUMBERGER
                      STOCK.......................................................................................4
         2.1          Delivery of Schlumberger Common Stock.......................................................4
         2.2          Preparation of S-4 and the Proxy Statement..................................................4
         2.3          Authorization for Shares and Stock Exchange Listing.........................................4

ARTICLE III           REPRESENTATIONS AND WARRANTIES..............................................................5
         3.1          Representations and Warranties of Camco.....................................................5
                      (a)  Authority; No Violations; Consents and Approvals.......................................5
                      (b)  Litigation.............................................................................7
                      (c)  Incorporation by Reference.............................................................7
         3.2          Representations and Warranties of Schlumberger..............................................7
                      (a)  Organization, Standing and Power.......................................................7
                      (b)  Capital Structure......................................................................7
                      (c)  Authority; No Violations, Consents and Approvals.......................................8
                      (d)  SEC Documents.........................................................................10
                      (e)  Information Supplied..................................................................10
                      (f)  Absence of Certain Changes or Events..................................................11
                      (g)  No Undisclosed Material Liabilities...................................................11
                      (h)  Litigation............................................................................11
                      (i)  No Vote Required......................................................................12
                      (j)  Accounting Matters....................................................................12
                      (k)  Beneficial Ownership of Camco Common Stock............................................12
                      (l)  Material Contracts and Agreements.....................................................12

ARTICLE IV            ADDITIONAL AGREEMENTS......................................................................12
         4.1          Legal Conditions to Merger.................................................................12
         4.2          Agreement to Defend........................................................................14
         4.3          Accounting Matters.........................................................................14
         4.4          Public Announcements.......................................................................14
         4.5          Other Actions..............................................................................14
         4.6          Advice of Changes; SEC Filings.............................................................14
         4.7          Reorganization.............................................................................15
         4.8          Takeover Defenses..........................................................................15
         4.9          Letter of Camco's Accountants..............................................................15
         4.10         Letter of Schlumberger's Accountants.......................................................15


         4.11         Rights Agreement...........................................................................15
         4.12         Stock Options..............................................................................16

ARTICLE V             CONDITIONS PRECEDENT.......................................................................16
         5.1          Conditions to Camco's Closing Deliveries...................................................16
                      (a)  Representations and Warranties........................................................16
                      (b)  Performance of Obligations of Schlumberger............................................16
                      (c)  Certifications and Opinion............................................................16
                      (d)  Fairness Opinion......................................................................17
         5.2          Conditions to Schlumberger's Closing Deliveries............................................17
                      (a)  Representations and Warranties........................................................18
                      (b)  Performance of Obligations of Camco...................................................18
                      (c)  Certifications and Opinion............................................................18

ARTICLE VI            TERMINATION AND AMENDMENT..................................................................19
         6.1          Termination................................................................................19
         6.2          Effect of Termination......................................................................19
         6.3          Amendment..................................................................................20
         6.4          Extension; Waiver..........................................................................20

ARTICLE VII           GENERAL PROVISIONS.........................................................................20
         7.1          Payment of Expenses........................................................................20
         7.2          Nonsurvival of Representations, Warranties and Agreements..................................20
         7.3          Notices....................................................................................20
         7.4          Interpretation.............................................................................21
         7.5          Counterparts...............................................................................22
         7.6          Entire Agreement; No Third-Party Beneficiaries.............................................22
         7.7          Governing Law..............................................................................22
         7.8          No Remedy in Certain Circumstances.........................................................22
         7.9          Assignment.................................................................................22
         7.10         Enforcement of the Agreement...............................................................22


EXHIBITS:

Exhibit A - Agreement and Plan of Merger

                              TRANSACTION AGREEMENT


                  THIS TRANSACTION AGREEMENT, dated as of June 18, 1998 (this "Transaction Agreement"), is by and between Schlumberger Limited, a Netherlands Antilles corporation ("Schlumberger"), and Camco International Inc., a Delaware corporation ("Camco").

                  WHEREAS, pursuant to that certain Agreement and Plan of Merger of even date herewith, among Schlumberger Technology Corporation, a Texas corporation and a wholly owned subsidiary of Schlumberger ("STC"), Schlumberger OFS, Inc., a Delaware corporation and a wholly owned Subsidiary of STC ("Sub"), and Camco (the "Merger Agreement"), Sub will be merged with and into Camco with Camco becoming a wholly owned subsidiary of STC (the "Merger");

                  WHEREAS, the Board of Directors at Camco and Schlumberger have each determined that this Transaction Agreement and the transactions contemplated hereby are in the best interests of their respective stockholders;

                  WHEREAS, pursuant to the Merger Agreement, each outstanding share of common stock, par value $.01 per share, of Camco ("Camco Common Stock") will be exchanged for and converted into 1.18 (the "Conversion Number") shares of voting common stock, par value $.01 per share of Schlumberger ("Schlumberger Common Stock"); and

                  WHEREAS, Schlumberger desires to make certain representations and commitments in connection with the Merger;

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  As used in this Transaction Agreement, the following terms shall have the following meanings:

                  "Camco" has the meaning set forth in the preamble hereto.

                  "Camco Common Stock" has the meaning set forth in the recitals hereto.

                  "Camco Disclosure Letter" means the disclosure letter delivered by Camco to STC pursuant to the Merger Agreement.

                  "Camco Litigation" has the meaning set forth in Section 3.1(b) hereof.



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




                  "Camco Order" has the meaning set forth in Section 3.1(j) of the Merger Agreement.

                  "Camco Stock Option" has the meaning set forth in Section 5.5 of the Merger Agreement.

                  "Certificate of Merger" has the meaning set forth in Section
1.1 of the Merger Agreement.

                  "Closing" has the meaning set forth in Section 1.1 of the Merger Agreement.

                  "Closing Date" has the meaning set forth in Section 1.2 of the Merger Agreement.

                  "Code" has the meaning set forth in the recitals to the Merger Agreement.

                  "Confidentiality Agreements" has the meaning set forth in
Section 5.1 of the Merger Agreement.

                  "Conversion Number" has the meaning set forth in the recitals hereto.

                  "Delivery Date" has the meaning set forth in Section 2.1 hereof.

                  "DGCL" has the meaning set forth in Section 1.1 of the Merger Agreement.

                  "Effective Time" has the meaning set forth in Section 1.1 of the Merger Agreement.

                  "Exchange Act" has the meaning set forth in Section 3.1(a)(iii) hereof.

                  "GAAP" has the meaning set forth in Section 3.1(d) of the Merger Agreement.

                  "Governmental Entity" has the meaning set forth in Section 3.1(a)(iii) hereof.

                  "HSR Act" has the meaning set forth in Section 3.1(a)(iii) hereof.

                  "Knowledge" "known to", "best knowledge" and terms of similar meaning shall mean (a) with respect to Camco, (i) the Chief Financial Officer, the Chief Accounting Officer and the General Counsel and Secretary of Camco as of the date of this Agreement and (ii) all of the officers of Camco as of the Closing Date and (b) with respect to Schlumberger, (A) (1) the Executive Vice President, Chief Financial Officer and (2) the General Counsel and Secretary of Schlumberger, as of the date of this Agreement and (B) all of the officers of Schlumberger as of the Closing Date.

                  "Material Adverse Effect" has the meaning set forth in Section 3.1(a)(i) hereof.

                  "Merger" has the meaning set forth in the recitals hereto.

                  "Merger Agreement" has the meaning set forth in the recitals hereto.

                  "NYSE" has the meaning set forth in Section 3.2(c)(iii) hereof.

                  "Proxy Statement" has the meaning set forth in Section 3.1(a)(iii) hereof.

                  "Returns" has the meaning set forth in Section 3.1(k)(i) of the Merger Agreement.

                  "Rights Agreement" has the meaning set forth in Section 3.1(b) of the Merger Agreement.

                  "S-4" has the meaning set forth in Section 3.1(e) of the Merger Agreement.

                  "Schlumberger" has the meaning set forth in the preamble hereto.

                  "Schlumberger Common Stock" has the meaning set forth in the recitals hereto.

                  "Schlumberger Disclosure Letter" means the disclosure letter delivered by Schlumberger to Camco pursuant to this Transaction Agreement.

                  "Schlumberger Litigation" has the meaning set forth in Section 3.2(h) hereof.

                  "Schlumberger Option Plans" has the meaning set forth in
Section 3.2(b) hereof.

                  "Schlumberger Preferred Stock" has the meaning set forth in 3.2(b) hereof.

                  "Schlumberger SEC Documents" has the meaning set forth in
Section 3.2(d) hereof.

                  "SEC" has the meaning set forth in Section 3.1(a) of the Merger Agreement.

                  "Securities Act" has the meaning set forth in Section 3.1(d) of the Merger Agreement.

                  "Significant Subsidiary" has the meaning set forth in Section 4.1(g) of the Merger Agreement.

                  "STC" has the meaning set forth in the recitals hereto.

                  "Sub" has the meaning set forth in the recitals hereto.

                  "Subsidiary" has the meaning set forth in Section 2.1(b) of the Merger Agreement.

                  "Voting Debt" has the meaning set forth in Section 3.1(b) of the Merger Agreement.


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




                                   ARTICLE II

                           DELIVERY, REGISTRATION AND
                          LISTING OF SCHLUMBERGER STOCK

         2.1 Delivery of Schlumberger Common Stock. Prior to the Merger, upon the request of STC and subject to the conditions set forth in Section 5.2 hereof, Schlumberger will sell to STC all or any portion of that number of shares of Schlumberger Common Stock which are to be received by the holders of Camco Common Stock in exchange for and upon conversion of the Camco Common Stock pursuant to Section 2.1(c) of the Merger Agreement. The date on which Schlumberger delivers such Schlumberger Common Stock to STC is referred to in this Transaction Agreement as the "Delivery Date". Schlumberger acknowledges that, pursuant to Section 2.1(e) of the Merger Agreement, if subsequent to the date of this Agreement but prior to the Effective Time, the number of shares of Schlumberger Common Stock issued and outstanding is changed as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the Conversion Number and other items dependent thereon will be appropriately adjusted in the Merger Agreement and this Transaction Agreement.

         2.2 Preparation of S-4 and the Proxy Statement. Schlumberger and Camco shall promptly prepare and file with the SEC the Proxy Statement and Schlumberger shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Schlumberger and Camco shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of Camco and Schlumberger shall use its best efforts to cause the Proxy Statement to be mailed to stockholders of Camco at the earliest practicable date. Schlumberger shall use its best efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Schlumberger Common Stock in the Merger and upon the exercise of Camco Stock Options and Camco shall furnish all information concerning Camco and the holders of Camco Common Stock as may be reasonably requested in connection with obtaining such permits, approvals and registrations.

         2.3 Authorization for Shares and Stock Exchange Listing. Prior to the Effective Time, Schlumberger shall have taken all action necessary to permit it to issue the number of shares of Schlumberger Common Stock required to be issued pursuant to Section 2.1 of the Merger Agreement. Schlumberger shall use all reasonable efforts to cause the shares of Schlumberger Common Stock to be delivered in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Camco. Camco represents and warrants to Schlumberger as follows:

                  (a)      Authority; No Violations; Consents and Approvals.

                           (i) Camco has all requisite corporate power and
                  authority to enter into this Transaction Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Transaction Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Camco. This Transaction Agreement has been duly executed and delivered by Camco and assuming this Transaction Agreement constitutes the valid and binding obligation of Schlumberger, constitutes a valid and binding obligation of Camco enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and limitations imposed on indemnity obligations by applicable federal and state securities laws.

                           (ii) Except as set forth on Schedule 3.1(c) to the
                  Camco Disclosure Letter, the execution and delivery of this Transaction Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Camco or any of its Subsidiaries under, any provision of (A) the Certificate of Incorporation or Bylaws of Camco or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Camco or any of its Subsidiaries or (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(a)(iii) are duly and timely obtained or made and the approval of the Merger and the Merger Agreement by the stockholders of Camco has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Camco or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B) or (C), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect (as defined below) on Camco, materially impair the ability of Camco to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. As used in this Transaction Agreement a "Material Adverse Effect" shall mean, any effect or change that is or would be materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operations of (x) in respect of Camco, Camco and its direct and indirect Subsidiaries, taken as a whole, and
                  (y) in respect of the STC Affiliated Group, the STC Affiliated Group taken as a whole; provided, however, a Material Adverse Effect shall not include (1) any effect or change, including changes in national or international economic conditions, relating to or affecting the oil and gas service and equipment industry as a whole (including a decline in worldwide oil and gas commodity prices), (2) changes, or possible changes, in foreign, federal, state or local statutes and regulations, (3) the loss of employees, customers or suppliers by Camco or one or more of its Subsidiaries as a direct or indirect consequence of any announcement relating to the Merger or (4) any action taken or required to be taken to satisfy any requirement imposed in connection with the review of the Merger under the HSR Act. As used herein, the term "Consideration" means the number of shares of Camco Common Stock outstanding on the day prior to the date of this Agreement multiplied by the Conversion Number and then multiplied by the closing sales price of Schlumberger Common Stock on the NYSE on the last trading day prior to the date of this Agreement.

                           (iii) No consent, approval, order or authorization
                  of, or registration, declaration or filing with, or permit from, any U.S. or non-U.S. court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") is required by or with respect to Camco or any of its Subsidiaries in connection with the execution and delivery of this Transaction Agreement by Camco or the consummation by Camco of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on Camco, except for: (A) the filing of a premerger notification report by Camco under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of (1) a proxy statement in preliminary and definitive form relating to the meeting of Camco's stockholders to be held in connection with the Merger (the "Proxy Statement") and (2) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Transaction Agreement, the Merger Agreement and the transactions contemplated hereby and thereby; (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws; (E) such filings and approvals as may be required by any applicable non-U.S.

                  Governmental Entity; and (F) such filings and approvals as may be required by any non-U.S. premerger notification, securities, corporate or other law, rule or regulation.

                  (b) Litigation. Except as disclosed in the Camco SEC Documents or in the Camco litigation report previously delivered to Schlumberger, there is no (i) suit, action or proceeding pending or, to the best knowledge of Camco, threatened against or affecting Camco or any Subsidiary of Camco ("Camco Litigation"), or (ii) Camco Order, that would (in any case) have a Material Adverse Effect on Camco or prevent Camco from consummating the transactions contemplated by this Transaction Agreement.

                  (c) Incorporation by Reference. Each of the representations and warranties made by Camco in the Merger Agreement is incorporated by reference herein as if fully set forth herein together with the definitions of the defined terms used therein, mutatis mutandis, so that references to the recipient of any such representations and warranties shall be deemed to be references to Schlumberger. Each such representation and warranty so incorporated herein by reference is hereby confirmed directly to Schlumberger.

         3.2 Representations and Warranties of Schlumberger. Schlumberger represents and warrants to Camco as follows:

                  (a) Organization, Standing and Power. Schlumberger is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than where (individually as in the aggregate) the failure to be so organized or so to qualify would not have a Material Adverse Effect on Schlumberger. Complete and correct copies of the Certificates of Incorporation and Bylaws of Schlumberger have heretofore been made available to Camco.

                  (b) Capital Structure. As of the date hereof, the authorized capital stock of Schlumberger consists of 1,000,000,000 shares of Schlumberger Common Stock and 200,000,000 shares of preferred stock ("Schlumberger Preferred Stock"). At the close of business on May 31, 1998 (i) 498,941,351 shares of Schlumberger Common Stock were issued and outstanding and an aggregate of 58,644,415 shares of Schlumberger Common Stock were reserved for issuance pursuant to Schlumberger's:


                  Discounted Stock Purchase Plan............................................       14,624,867
                  1998 Stock Option Plan ...................................................       12,000,000
                  1979 Stock Incentive Plan ................................................          119,300
                  1979 Incentive Stock Option Plan..........................................           86,044
                  1994 Stock Option Plan ...................................................       19,557,184
                  1989 Stock Incentive Plan ................................................       12,247,263
                  IVS Stock Option Plan ....................................................            9,757

         (collectively, the "Schlumberger Option Plans"); (ii) 120,201,108 shares of Schlumberger Common Stock were held by Schlumberger in its treasury or by its wholly owned Subsidiaries; (iii) a warrant to acquire 15,000,000 shares of Schlumberger Common Stock at an exercise price per share of $29.975 was outstanding; (iv) no shares of Schlumberger Preferred Stock were outstanding; and (v) no Voting Debt was outstanding. All outstanding shares of Schlumberger Common Stock are, and the shares of Schlumberger Common Stock when issued in accordance with this Transaction Agreement, and upon exercise of the Camco Stock Options to be assumed pursuant to the Merger, will be, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on Schedule 3.2(b) to the Schlumberger Disclosure Letter, all outstanding shares of capital stock of the Significant Subsidiaries of Schlumberger have been duly authorized and validly issued and are fully paid and non-assessable, and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase other than those that have been waived or otherwise cured or satisfied, and, except as set forth in the Schlumberger SEC Documents or Schedule 3.2(b) to the Schlumberger Disclosure Letter, all such shares are owned by Schlumberger or a direct or indirect wholly owned Subsidiary of Schlumberger, free and clear of all liens, charges, encumbrances, claims and options of any nature.

                  (c)      Authority; No Violations, Consents and Approvals.

                           (i) Schlumberger has all requisite corporate power
                  and authority to enter into this Transaction Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Transaction Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Schlumberger. This Transaction Agreement has been duly executed and delivered by Schlumberger. Assuming this Transaction Agreement constitutes the valid and binding obligation of Camco, it also constitutes a valid and binding obligation of Schlumberger and is enforceable against Schlumberger in accordance with its terms; provided, however, that such enforceability is subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and limitations imposed on indemnity obligations by applicable federal and state securities laws.

                           (ii) Except as set forth an Schedule 3.2(c)(ii) to
                  the Schlumberger Disclosure Letter, the execution and delivery of this Transaction Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Schlumberger or any of its Subsidiaries under, any provision of (A) the Certificate of Incorporation or Bylaws of Schlumberger or any provision of the comparable charter or organizational documents of any of its Significant Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Schlumberger or any of its Subsidiaries or (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(c)(iii) are duly and timely obtained or made and the approval of the Merger and this Transaction Agreement by the stockholders of Schlumberger has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Schlumberger or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B) or (C), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Schlumberger or prevent in any material respect the consummation of any of the transactions contemplated hereby.

                           (iii) No consent, approval, order or authorization
                  of, or registration, declaration or filing with, or permit from, any Governmental Entity is required by or with respect to Schlumberger or any of its Subsidiaries in connection with the execution and delivery of this Transaction Agreement by Schlumberger or the consummation by Schlumberger of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on Schlumberger, except for: (A) the filing of a premerger notification report by Schlumberger under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of the Proxy Statement, the S-4, such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Transaction Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, and the obtaining from the SEC of such orders as may be so required; (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (D) filings with, and approval of, the New York Stock Exchange, Inc. (the "NYSE"); (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or environmental laws;
                  (F) such filings and approvals as may be required by any applicable non-U.S. Governmental Entity; and (G) such filings and approvals as may be required by any non-U.S. premerger notification, securities, corporate or other law, rule or regulation.

                  (d) SEC Documents. A true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Schlumberger with the SEC since January 1, 1995 and prior to the date of this Transaction Agreement (the "Schlumberger SEC Documents") has been made available to Camco. The Schlumberger SEC Documents are all the documents (other than preliminary material) that Schlumberger was required to file with the SEC since such date. As of their respective dates, the Schlumberger SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Schlumberger SEC Documents, and none of the Schlumberger SEC Documents contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Schlumberger included in the Schlumberger SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end adjustments and other adjustments discussed therein) the consolidated financial position of Schlumberger and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Schlumberger and its consolidated Subsidiaries for the periods presented therein.

                  (e) Information Supplied. None of the information supplied or to be supplied by Schlumberger or any of its Subsidiaries for inclusion or incorporation by reference in the S-4 will, at the time the S-4 is filed with SEC or when it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Schlumberger or any of its Subsidiaries and included or incorporated by reference in the Proxy Statement will, at the date mailed to stockholders of Camco or at the time of the meeting of such stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Schlumberger or any of its Subsidiaries, or with respect to other information supplied by Schlumberger or any of its Subsidiaries for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The Proxy Statement, insofar as it relates to Schlumberger or Subsidiaries of Schlumberger or other information supplied by Schlumberger or any of its Subsidiaries for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representations or warranties are made by Schlumberger with respect to statements made or incorporated by reference therein based on information supplied by Camco or any of Camco's Subsidiaries.

                  (f) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in, the Schlumberger SEC Documents or on Schedule 3.2(f) to the Schlumberger Disclosure Letter, or except as contemplated by this Transaction Agreement or the Merger Agreement, since December 31, 1997 there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Schlumberger's capital stock, except for regular quarterly cash dividends of $.1875 per share on Schlumberger Common Stock with usual record and payment dates for such dividends; (ii) any amendment of any material term of any outstanding equity security of Schlumberger or any Significant Subsidiary; (iii) any material change in any method of accounting or accounting practice by Schlumberger or any Significant Subsidiary; or (iv) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that would have a Material Adverse Effect on Schlumberger.

                  (g) No Undisclosed Material Liabilities. Except as disclosed in the Schlumberger SEC Documents or on Schedule 3.2(g) to the Schlumberger Disclosure Letter, there are no liabilities of Schlumberger or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would have a Material Adverse Effect on Schlumberger, other than:
         (i) liabilities adequately provided for on the balance sheet of Schlumberger dated as of March 31, 1998 (including the notes thereto) contained in Schlumberger's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (ii) liabilities incurred in the ordinary course of business since March 31, 1998; and (iii) liabilities under this Transaction Agreement and the Merger Agreement.

                  (h) Litigation. Except as disclosed in the Schlumberger SEC Documents or on Schedule 3.2(h) to the Schlumberger Disclosure Letter, there is no (i) suit, action or proceeding pending or, to the best knowledge of Schlumberger, threatened against or affecting Schlumberger or any Subsidiary of Schlumberger ("Schlumberger Litigation"), or (ii) judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Schlumberger or any Subsidiary of Schlumberger that (in any case) would have a Material Adverse Effect on Schlumberger or prevent Schlumberger from consummating the transactions contemplated by this Transaction Agreement or by the Merger Agreement.

                  (i) No Vote Required. No vote of the holders of any class or series of Schlumberger capital stock is necessary to approve the issuance of Schlumberger Common Stock pursuant to this Transaction Agreement and the transactions contemplated hereby.

                  (j) Accounting Matters. To the best knowledge of the financial and accounting officers of Schlumberger prior to the date hereof, neither Schlumberger nor any of its Affiliates has taken any action that (without giving effect to any action taken or agreed to be taken by Camco or any of its Affiliates) would jeopardize the treatment of the business combination to be effected by the Merger as a pooling of interests for accounting purposes.

                  (k) Beneficial Ownership of Camco Common Stock. As of the date hereof, neither Schlumberger nor its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any shares of Camco Common Stock.

                  (l) Material Contracts and Agreements. All material contracts of Schlumberger or its Subsidiaries have been included in the Schlumberger SEC Documents unless not required to be included pursuant to the rules and regulations of the SEC. Schedule 3.2(l) of the Schlumberger Disclosure Letter sets forth a list of all written or oral contracts, agreements or arrangements to which Schlumberger or any of its Subsidiaries or any of their respective assets are bound which meet the definition of material contracts set forth in Section 6.01 of Regulation S-K promulgated under the Securities Act and which have not been included in the Schlumberger SEC Documents.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1      Legal Conditions to Merger.

                  (a) Except as otherwise provided herein, Camco and Schlumberger will each take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger (including, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of Camco and Schlumberger will, and will cause its respective Subsidiaries to, take all actions necessary to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity or court required to be obtained or made by Camco, Schlumberger or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby, by the Merger Agreement or by this Transaction Agreement, including complying with any requests or orders made by the Justice Department or the Federal Trade Commission in connection with the Merger.

                  (b) Each of the parties hereto shall file a premerger notification and report form under the HSR Act with respect to the Merger as promptly as reasonably possible following execution and delivery of this Agreement. Each of the parties agrees to use reasonable efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act. Except as otherwise required by United States regulatory considerations, Camco will furnish to Schlumberger copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "Company HSR Documents")) between Camco, or any of its respective representatives, on the one hand, and any governmental entity, or members of the staff of such agency or authority, on the other hand, with respect to this Agreement, the Merger Agreement or the Merger; provided; however, that (x) with respect to documents and other materials filed by or on behalf of Camco with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by Schlumberger, copies will not be required to be provided to Schlumberger and (y) with respect to any Camco HSR Documents (1) that contain any information which, in the reasonable judgment of Fulbright & Jaworski L.L.P., should not be furnished to Schlumberger because of antitrust considerations or (2) relating to a request for additional information pursuant to Section (e)(1) of the HSR Act, the obligation of Camco to furnish any such Camco HSR Documents to Schlumberger shall be satisfied by the delivery of such Camco HSR Documents on a confidential basis to Baker & Botts, L.L.P., pursuant to a confidentiality agreement in form and substance reasonably satisfactory to Schlumberger. Except as otherwise required by United States regulatory considerations, Schlumberger will furnish to Camco copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "Schlumberger HSR Documents")) between Schlumberger or any of its representatives, on the one hand, and any Governmental Entity, or member of the staff of such agency or authority, on the other hand, and any Governmental Entity, or member of the staff of such agency or authority, on the other hand, with respect to this Agreement, the Merger Agreement or the Merger; provided, however, that (x) with respect to documents and other materials filed by or on behalf of Schlumberger with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by Camco, copies will not be required to be provided to Camco, and (y) with respect to any Schlumberger HSR Documents (1) that contain information which, in the reasonable judgment of Baker & Botts, L.L.P., should not be furnished to Camco because of antitrust considerations or (2) relating to a request for additional information pursuant to Section (e)(1) of the HSR Act, the obligation of Schlumberger to furnish any such Schlumberger HSR Documents to Camco shall be satisfied by the delivery of such Schlumberger HSR Documents on a confidential basis to Fulbright & Jaworski L.L.P. pursuant to a confidentiality agreement in form and substance reasonably satisfactory to Camco.

                  (c) In the event that any governmental body with jurisdiction of this Merger shall require Schlumberger or any of its Subsidiaries to agree to take or not to take any action as a condition to approving or not objecting to the Merger, Schlumberger will take such action (i) if the loss in annual revenues to the Surviving Corporation would reasonably be expected not to exceed $75 million during the ensuing twelve months following the Closing, or (ii) if Schlumberger otherwise considers it reasonable and appropriate in the circumstances to take such action.

         4.2 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

         4.3 Accounting Matters. During the period from the date of this Transaction Agreement through the Effective Time, unless the parties shall otherwise agree in writing, neither Schlumberger nor Camco or any of their respective Subsidiaries shall knowingly take or fail to take any reasonable action which action or failure to act would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

         4.4 Public Announcements. Schlumberger and Camco will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Transaction Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system.

         4.5 Other Actions. Except as contemplated by this Transaction Agreement or the Merger Agreement, neither Schlumberger nor Camco shall, and neither shall permit any of its Subsidiaries to, take or agree or commit to take or omit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder or under the Merger Agreement being untrue in any material respect or in any of the conditions to the Merger set forth in Article VI to the Merger Agreement not being satisfied.

         4.6 Advice of Changes; SEC Filings. Schlumberger and Camco shall confer on a regular basis with each other, report on operational matters of Camco and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on Schlumberger or Camco, as the case may be. Subject to the provisions of Section 4.1, Camco and Schlumberger shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other state or federal Governmental Entity in connection with this Transaction Agreement or the Merger Agreement and the transactions contemplated hereby and thereby.

         4.7 Reorganization. It is the intention of Schlumberger and Camco that the Merger will qualify as a reorganization described in Section 368(a)(1)(B) of the Code (and any comparable provisions of applicable state law). Neither Schlumberger nor Camco (nor any of their respective Subsidiaries) will take or omit to take any action (whether before, on or after the Closing Date) that would cause the Merger not to be so treated. The parties (and their respective Subsidiaries) will characterize the Merger as such a reorganization for purposes of all Returns and other filings.

         4.8 Takeover Defenses. Schlumberger and Camco shall each take such action with respect to any takeover provisions in its respective Certificate of Incorporation or Bylaws or afforded it by statute to the extent necessary to consummate the Merger on the terms set forth in the Merger Agreement.

         4.9 Letter of Camco's Accountants. Camco shall use its best efforts to cause to be delivered to Schlumberger a letter of Arthur Andersen LLP, Camco's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Schlumberger and Camco, in form and substance reasonably satisfactory to Schlumberger and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4. In connection with Camco's efforts to obtain such letter, if requested by Arthur Andersen LLP, Schlumberger shall provide a representation letter to Arthur Andersen LLP complying with SAS 72, if then required.


         4.10 Letter of Schlumberger's Accountants. Schlumberger shall use its best efforts to cause to be delivered to Camco a letter of Price Waterhouse LLP, Schlumberger's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Camco and Schlumberger, in form and substance reasonably satisfactory to Camco and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4. In connection with Schlumberger's efforts to obtain such letter, if requested by Price Waterhouse LLP, Camco shall provide a representation letter to Price Waterhouse LLP complying with SAS 72, if then required.

         4.11 Rights Agreement. Prior to the Effective Time, the Board of Directors of Camco shall take any action (including, as necessary, amending or terminating (but with respect to termination, only as of immediately prior to the Effective Time) the Rights Agreement) necessary so that none of the execution and delivery of this Transaction Agreement, the conversion of shares of Camco Common Stock into the right to receive Schlumberger Common Stock in accordance with Article II of this Transaction Agreement, and the consummation of the Merger or any other transaction contemplated hereby will cause (a) the Camco Rights to become exercisable under the Rights Agreement, (b) Schlumberger or any of its Subsidiaries to be deemed an "Acquiring Person" (as defined in the Rights Agreement), (c) the provisions of Section 11 or Section 13 of the Rights Agreement to become applicable to any such event or (d) the "Distribution Date" or the "Share Acquisition Date" (each as defined in the Rights Agreement) to occur upon any such event, and so that the "Expiration Date" (as defined in the Rights Agreement) of the Camco Rights will occur immediately prior to the Effective Time. Without the prior written consent of Schlumberger, neither the Board of Directors of Camco nor Camco shall take any other action to terminate the Rights Agreement, redeem the Camco Rights, cause any person not to be or become an "Acquiring Person" or otherwise amend the Rights Agreement in a manner, or take any other action under the Rights Agreement, adverse to Schlumberger.

         4.12 Stock Options. Schlumberger shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Schlumberger Common Stock for delivery upon exercise of the Camco Stock Options assumed by STC in accordance with Section 2.1(d) and Section 5.5 of the Merger Agreement. As soon as possible after the Effective Time, Schlumberger shall file with the SEC a registration statement on Form S-8 (or any successor form) with respect to the shares of Schlumberger Common Stock subject to the Camco Stock Options.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 Conditions to Camco's Closing Deliveries. The obligations of Camco under Section 5.2 hereof are subject to the conditions that the Merger Agreement shall not have been terminated, that each of the conditions set forth in Article VI of the Merger Agreement other than those conditions to be satisfied at the Closing shall have been satisfied or waived as set forth therein and that each of the following conditions shall have been satisfied or waived by Camco:

                  (a) Representations and Warranties. Each of the representations and warranties of Schlumberger set forth in this Transaction Agreement shall be true and correct in all material respects as of the date of this Transaction Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Delivery Date as though made on and as of the Delivery Date, except where the failure to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.2 hereof) would not have a Material Adverse Effect on Schlumberger (such that the aggregate of the Material Adverse Effect on Schlumberger hereunder exceeds $400 million) and Schlumberger shall have received a certificate dated the Delivery Date by a duly authorized officer of Schlumberger to that effect.

                  (b) Performance of Obligations of Schlumberger. Schlumberger shall have performed in all material respects all obligations required to be performed by it under this Transaction Agreement at or prior to the Delivery Date.

                  (c) Certifications and Opinion. Schlumberger shall have furnished Camco with:

                           (i) a certified copy of a resolution or resolutions
                  duly adopted by the Board of Directors or a duly authorized committee thereof of Schlumberger approving this Transaction Agreement and the transactions contemplated hereby; and

                           (ii) a favorable opinion, dated the Closing Date, in
                  customary form and substance, of David S. Browning, Esquire, General Counsel of Schlumberger, to the effect that:

                                    (A) Schlumberger is a corporation duly
                           incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has corporate power to own its properties and assets and to carry on its business as presently conducted and as described in the Registration Statement; and the execution and delivery of this Transaction Agreement did not, and the consummation of the transactions contemplated hereby will not, violate any provision of Schlumberger's Certificate of Incorporation or Bylaws;

                                    (B) the Board of Directors of Schlumberger
                           has taken all action required under its jurisdiction of incorporation, its Certificate of Incorporation or its Bylaws to authorize the execution and delivery of this Transaction Agreement and the transactions contemplated hereby; and this Transaction Agreement is a valid and binding agreement of Schlumberger enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally or governing the availability of equitable relief; and

                                    (C) the Schlumberger Shares to be delivered
                           to the holders of Camco Common Stock pursuant to
                           Article II of the Merger Agreement are duly authorized and when issued and delivered as contemplated by the Merger Agreement will be legally and validly issued and fully paid and nonassessable and no stockholders of Schlumberger shall have any preemptive rights with respect thereto either pursuant to the organizational documents of Schlumberger or under applicable law of the jurisdiction of Schlumberger's organization.

                  (d) Fairness Opinion. Morgan Stanley & Co. Incorporated has not revoked, modified or changed its opinion referred to in Section 3.1(p) of the Merger Agreement in any manner adverse to the holders of the Common Stock of Camco.

         5.2 Conditions to Schlumberger's Closing Deliveries. The obligations of Schlumberger under Section 2.1 and Section 5.1 hereof are subject to the conditions that the Merger Agreement shall not have been terminated, that each of the conditions set forth in Article VI of the Merger Agreement other than those conditions to be satisfied at Closing shall have been satisfied or waived as set forth therein and that each of the following conditions shall have been satisfied or waived by Schlumberger:

                  (a) Representations and Warranties. Each of the representations and warranties of Camco set forth in this Transaction Agreement shall be true and correct in all material respects as of the date of this Transaction Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Delivery Date as though made on and as of the Deliver Date, except where the failure to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section
         3.1 hereof) would not have a Material Adverse Effect on Camco (such that the aggregate of the Material Adverse Effect on Camco hereunder exceeds $200 million) and Schlumberger shall have received a certificate dated the Delivery Date on behalf of Camco by the chief executive officer and chief financial officer of Camco to that effect.

                  (b) Performance of Obligations of Camco. Camco shall have performed in all material respects all obligations required to be performed by it under this Transaction Agreement at or prior to the Delivery Date.

                  (c) Certifications and Opinion. Camco shall have furnished Schlumberger with:

                           (i) a certified copy of a resolution or resolutions
                  duly adopted by the Board of Directors of Camco approving this Transaction Agreement and consummation of the transactions contemplated hereby; and

                           (ii) a favorable opinion, dated the Delivery Date, in
                  customary form and substance, of Ronald R. Randall, Esquire, General Counsel of Camco, to the effect that:

                                    (A) the execution and delivery of this
                           Transaction Agreement did not violate any provision of Camco's Certificate of Incorporation or Bylaws; and

                                    (B) the Board of Directors of Camco has
                           taken all action required by the DGCL and its Certificate of Incorporation or its Bylaws to authorize the execution and delivery of this Transaction Agreement and the transactions contemplated hereby; and this Transaction Agreement is a valid and binding agreement of Camco enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally or governing the availability of equitable relief.

                                   ARTICLE VI

                            TERMINATION AND AMENDMENT

         6.1 Termination. This Transaction Agreement shall automatically terminate if the Merger Agreement is terminated. In addition, this Transaction Agreement may be terminated:

                  (a) by mutual written consent of Camco and Schlumberger, or by mutual action of their respective Boards of Directors;

                  (b) by Schlumberger if (i) Camco shall have failed to comply in any material respect with any of the covenants or agreements contained in this Transaction Agreement to be complied with or performed by Camco at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by Camco of notice of such breach and is existing at the time of termination of this Transaction Agreement); or (ii) any representations and warranties of Camco contained in this Transaction Agreement shall not have been true when made (provided such breach has not been cured within 30 days following receipt by Camco of notice of such breach and is existing at the time of termination of this Transaction Agreement) or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent it relates to a particular date), except where the failure to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in
         Section 3.1 hereof) would not have a Material Adverse Effect on Camco such that the aggregate of the Material Adverse Effect on Camco exceeds $200 million; and

                  (c) by Camco if (i) Schlumberger shall have failed to comply in any material respect with any of the covenants or agreements contained in this Transaction Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by Schlumberger of notice of such breach and is existing at the time of termination of this Transaction Agreement); or (ii) any representations and warranties of Schlumberger contained in this Transaction Agreement shall not have been true when made (provided such breach has not been cured within 30 days following receipt by Schlumberger of notice of such breach and is existing at the time of termination of this Transaction Agreement) or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent it relates to a particular date), except where the failure to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.2 hereof) would not have a Material Adverse Effect on Schlumberger such that the aggregate of the Material Adverse Effect on Schlumberger exceeds $400 million.

         6.2 Effect of Termination. In the event of termination of this Transaction Agreement by either Camco or Schlumberger as provided in Section 6.1, this Transaction Agreement shall forthwith become void and there shall be no liability or obligation on the part of Schlumberger or

Camco under this Termination Agreement except (a) with respect to Section 7.1, and (b) to the extent that such termination results from the willful breach by a party hereto of any of its representations or warranties or of any of its covenants or agreements, in each case, as set forth in this Transaction Agreement except as provided in Section 8.9. Nothing herein shall be construed to limit any of the rights and obligations under the Merger Agreement.

         6.3 Amendment. This Transaction Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Camco, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Transaction Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         6.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE VII

                               GENERAL PROVISIONS

         7.1 Payment of Expenses. Each party hereto shall pay its own expenses incident to preparing for entering into and carrying out this Transaction Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated, except that the filing fees with respect to the Proxy Statement, and the S-4 shall be paid by Schlumberger.

         7.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Transaction Agreement or in any instrument delivered pursuant to this Transaction Agreement shall survive the Effective Time and any liability for breach or violation thereof shall terminate absolutely and be of no further force and effect at and as of the Effective Time, except for the agreements contained in Section 6.2 and this
Article VI and the representations, covenants and agreements contained in
Section 4.7. The Confidentiality Agreements shall survive the execution and delivery of this Transaction Agreement, and the provisions of the Confidentiality Agreements shall apply to all information and material delivered hereunder.

         7.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

                  (a)      if to Schlumberger, to:

                                    Schlumberger Limited
                                    277 Park Avenue
                                    New York, New York 10172
                                    Attention: David S. Browning, Esquire
                                    Fax: (212) 350-9457

                           with a copy to:

                                    Baker & Botts, L.L.P.
                                    910 Louisiana, Suite 3000
                                    Houston, Texas 77002
                                    Attention: Moulton A. Goodrum, Esquire
                                    Fax: (713) 229-1522

                  and (b) if to Camco, to:

                                    Camco International, Inc.
                                    7030 Ardmore
                                    Houston, Texas 77054
                                    Attention: Ronald R. Randall, Esquire
                                    Fax: (713) 749-5625

                           with a copy to:

                                    Fulbright & Jaworski L.L.P.
                                    1301 McKinney, Suite 5100
                                    Houston, Texas 77010
                                    Attention: Michael C. Conlon, Esquire
                                    Fax: (713) 651-5246

         7.4 Interpretation. When a reference is made in this Transaction Agreement to Sections, such reference shall be to a Section of this Transaction Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Transaction Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Transaction Agreement. Whenever the word "include", "includes" or "including" is used in this Transaction Agreement, it shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Transaction Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

         7.5 Counterparts. This Transaction Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         7.6 Entire Agreement; No Third-Party Beneficiaries. This Transaction Agreement (together with the Confidentiality Agreements, the Merger Agreement and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         7.7 Governing Law. This Transaction Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         7.8 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Transaction Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Transaction Agreement or makes this Transaction Agreement impossible to perform, in which case this Transaction Agreement shall terminate pursuant to Article VI hereof. Except as otherwise contemplated by this Transaction Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall not incur any liability or obligation unless such party breached its obligations under Section
4.1 hereof or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

         7.9 Assignment. Neither this Transaction Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Transaction Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         7.10 Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Transaction Agreement and to enforce specifically the terms and provisions hereof in any court of the United States located in the State of Delaware or in the Chancery Court of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court sitting in Wilmington, Delaware in the event any dispute between the parties hereto arises out of this Agreement solely in connection with such a suit between the parties, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a Federal or state court sitting in Wilmington, Delaware.

         IN WITNESS WHEREOF, each party has caused this Transaction Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.

                                            SCHLUMBERGER LIMITED



                                            By: /S/ VICTOR E. GRIJALVA
                                               --------------------------------
                                                    Victor E. Grijalva
                                                    Vice Chairman

                                            CAMCO INTERNATIONAL, INC.



                                            By: /S/ GILBERT H. TAUSCH
                                               --------------------------------
                                                    Gilbert H. Tausch
                                                    President and Chief
                                                    Executive Officer